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                     CONSENT OF WLOSEK & BRAVERMAN, L.L.C.,

                              INDEPENDENT AUDITORS

To the Board of Directors

MyWeb Inc.com (formerly Asia Media Communications, Ltd.)

     We hereby consent to the inclusion of our report dated March 29, 1999, with respect to the consolidated financial statements of MyWeb Inc.com, formerly Asia Media Communications, Ltd. (the "Company") as of December 31, 1998 and for the years ended December 31, 1998 and 1997, respectively, and the notes thereto, in the Registration Statement on Form SB-2 and the related Prospectus of the Company relating to the registration of its shares of common stock. We also consent to the reference to our firm under the caption "Experts" in the Prospectus included in such Registration Statement.

     We have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                               /s/ Wlosek & Braverman, LLC
                                               --------------------------------
                                               Wlosek & Braverman, L.L.C.
                                               Certified Public Accountants

October 5, 1999